                                                           Exhibit No. EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the  Registration  Statement on Form
N-1A of Bridgeway  Funds,  Inc. and to the use of our report dated July 29, 2005 on the  financial  statements  and  financial  highlights as of and for the year ended  June  30,  2005  of  Aggressive  Investors  1,  Aggressive  Investors  2,
Ultra-Small Company,  Ultra-Small Company Market,  Micro-Cap Limited,  Small-Cap
Growth,  Small-Cap Value, Large-Cap Growth, Large-Cap Value, Blue Chip 35 Index,
and  Balanced  Funds,  each a series of shares of  Bridgeway  Funds,  Inc.  Such financial  statements and financial  highlights appear in the 2005 Annual Report to  Shareholders  that is  incorporated  by  reference  into  the  Statement  of
Additional Information.

                                             /s/Briggs, Bunting & Dougherty, LLP
                                             Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
October 28, 2005